2

NAME OF REGISTRANT
Franklin Multi-Income Trust
File No. 811-05873


EXHIBIT ITEM No. 77C: Submission of matters to vote of security holders.




                   FRANKLIN MULTI-INCOME TRUST

           MINUTES OF THE ANNUAL SHAREHOLDERS' MEETING

                        September 8, 2004



The  Annual Shareholders' Meeting of Franklin Multi-Income  Trust
(the "Fund") was held on September 8, 2004 at 2:00 p.m. at the offices of the Fund, One Franklin Parkway, San Mateo, California
94403.

Steven Gray presided at the Meeting as Acting Chairman and Acting
Secretary.   Mr.  Gray  appointed Joyce  L.  Sanns  to  serve  as
Inspector of Election.

The reading of the "Notice of 2004 Annual Shareholders' Meeting" dated August 6, 2004 was waived. Mr. Gray indicated that the Notice of the Meeting and the accompanying Proxy Statement would be entered into the Minutes of the Meeting.

An alphabetical list of shareholders entitled to vote at the Meeting and the proxies which had been executed by the shareholders were then presented. The Inspector of Election reported that on the record date, July 8, 2004, there were 5,857,600 shares of the Fund issued, outstanding and entitled to vote at the Meeting, and that a majority of such shares were represented by proxy at the Meeting, and there was the quorum needed to transact the business of the Meeting.

The Acting Chairman then called for voting on the matter set forth in the Proxy Statement. Ms. Sanns, then reported that the proposal passed and the voting was as follows:




1.   Regarding the proposal to elect nominees for Trustees:

                                % of
                  Shares     Outstandin
    Trustees        For          g
                               Shares
  Edward B.    4,983,495.00   85.007%
  Jamieson     6              85.009%
  Charles B.   4,979,498.00   85.035%
  Johnson      6
  Rupert H.    4,980,991.00
  Johnson,     6
  Jr.





There being no further business to come before the Meeting, upon motion duly made, seconded and carried, the Meeting was adjourned.



Dated:  September 8, 2004
/s/ Steven Gray____
    Steven Gray

Acting Secretary